Exhibit 10.49

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, 23,24, & 30	1. REQUISITION NUMBER 4200182265	PAGE 1 OF 69
2. CONTRACT NO. NNK07LA79C	3. AWARD/EFFECTIVE DATE See Block 31c.	4. ORDER NUMBER	5. SOLICITATION NUMBER NNK07182265J	6. SOLICITATION ISSUE DATE 01/30/2007
7. FOR SOLICITATION INFORMATION CALL: ▶	a. NAME Dunamis Pedraza	b. TELEPHONE NUMBER (No collect calls) (321) 867-7286	8. OFFER DUE DATE/ LOCAL TIME 3/01/2007 5:00 p.m.
9. ISSUED BY CODE	10. THIS ACQUISITON IS ☒UNRESTRICTED OR	☐ SET ASIDE:	% FOR:

NASA Kennedy Space Center, M/S OP-LS Kennedy Space Center, FL 32899	NAICS: SIZE STANDARD	☐ SMALL BUSINESS ☐ HUBZONE SMALL BUSINESS	☐ EMERGING SMALL BUSINESS
☐ SERVICE-DISABLED VETERAN OWNED SMALL BUSINESS	☐ 8(A)
11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED ☐ SEE SCHEDULE	12. DISCOUNT TERMS None	☒ 1 3a.THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	1 3b. RATING DO-C9
14. METHOD OF SOLICITATION ☐ RFQ ☐ IFB ☒ RFP
15. DELIVER TO	CODE	16. ADMINISTERED BY CODE NASA Kennedy Space Center, M/S OP-LS ATTN: Dunamis Pedraza Kennedy Space Center, FL 32899

17a. CONTRACTOR/ OFFEROR	CODE	FACILITY CODE	1 8a. PAYMENT WILL BE MADE BY CODE

Astrotech Space Operations 1515 Chaffee Drive Titusville, FL 32780 TELEPHONE NO. (321) 360-1927

☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b .SUBMIT INVOICES TO ADDRESS BELOW IS CHECKED	SHOWN IN BLOCK 18a UNLESS BLOCK ☐ SEE ADDENDUM
19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

See Section B attached (Use Reverse and/or Attach Additional Sheets as Necessary)
25. ACCOUNTING AND APPROPRIATION DATA	26. TOTAL AWARD AMOUNT (For Govt. Use Only)

☒27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.21 2-4. FAR 52.21 2-3 AND 52.21 2-5 ARE ATTACHED. ADDENDA

☐27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.21 2-5 IS ATTACHED. ADDENDA

☒ ARE ☐ ARE NOT ATTACHED ☐ ARE ☐ ARE NOT ATTACHED

☐28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT           AND RETURN______________ COPIES TO ISSUING OFFICE.           CONTRACTOR AGREES TO FURNISH AND DELIVER ALL           ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE          AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE           TERMS AND CONDITIONS SPECIFIED HEREIN

          ☐ 29. AWARD OF CONTRACT: REFERENCE                      ______________________________________OFFER DATED                     ________________________________________. YOUR OFFER ON                     SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR                     CHANGES WHICH ARE SET FORTH. HEREIN, IS ACCEPTED AS TO                     ITEMS:________________________________

30a. SIGNATURE OF OFFEROR/CONTRACTOR s//Don M. White Jr.	31a. UNITED STATES OF AMERICA (Signature of Contracting Officer) s//Steve Craig
30b. NAME AND TITLE OF SIGNER (Type or Print) Don M. White Jr., Astrotech General Manager	30C. DATE SIGNED 02/28/2007	31b. NAME OF CONTRACTING OFFICER (Type or Print) Steve Craig	31c. DATE SIGNED 06/15/2007

AUTHORIZED FOR LOCAL REPRODUCTION	STANDARD FORM 1449 (REV. 3/2005)
PREVIOUS EDITION IS NOT USABLE	Prescribed by GSA - FAR (48 CFR) 53.212

TABLE OF CONTENTS

SECTION A Standard Form 1449 (Solicitation/Award/Purchase Order)		1
Table of Contents		2
SECTION B - SERVICES AND PRICES		4
ARTICLE B-1	TYPE OF CONTRACT	4
ARTICLE B-2	PERIOD OF PERFORMANCE FOR PLACING ORDERS	4
ARTICLE B-3	SUPPLIES AND/OR SERVICES TO BE PROVIDED	4
ARTICLE B-4	MINIMUM/MAXIMUM	4
ARTICLE B-5	SPECIAL TASK ASSIGNMENTS	4
ARTICLE B-6	FACILITY MODIFICATIONS	4
ARTICLE B-7	PRICE SCHEDULE	5
SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT		10
ARTICLE C-1	KSC 52.210-90 SCOPE OF WORK (FEB 1990)	10
ARTICLE C-2	DATA REQUIREMENTS LIST (DRL)	10
SECTION E - INSPECTION AND ACCEPTANCE		11
ARTICLE E-1	LISTING OF CLAUSES INCORPORATED BY REFERENCE	11
ARTICLE E-2	INSPECTION AND CERTIFICATION OF FACILITY	11
SECTION F - DELIVERIES OR PERFORMANCE		12
ARTICLE F-1	LISTING OF CLAUSES INCORPORATED BY REFERENCE	12
ARTICLE F-2	ORDERING PERIOD	12
ARTICLE F-3	PLACE OF PERFORMANCE	12
ARTICLE F-4	ADJUSTMENTS TO PAYLOAD PROCESSING SCHEDULE (GOVERNMENT AND CONTRACTOR DELAYS)	12
ARTICLE F-5	FAR 52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (Mar 2000)	15
SECTION G - CONTRACT ADMINISTRATION DATA		16
ARTICLE G-1	LISTING OF CLAUSES INCORPORATED BY REFERENCE	16
ARTICLE G-2	TASK ORDERING PROCEDURES	16
ARTICLE G-3	INVOICE INSTRUCTIONS	18
SECTION H - SPECIAL CONTRACT REQUIREMENTS		19
ARTICLE H-1	LISTING OF CLAUSES INCORPORATED BY REFERENCE	19
ARTICLE H-2	JOINT FACILITY OCCUPANCY	19
ARTICLE H-3	1852.223-70 SAFETY AND HEALTH (DEC 2006)	20
ARTICLE H-4	GOVERNMENT INSIGHT AND APPROVAL	23
ARTICLE H-5	INVESTIGATIONS AND CORRECTIVE ACTIONS	25
ARTICLE H-6	LIABILITY	26
ARTICLE H-7	LICENSES AND PERMITS FOR A PAYLOAD PROCESSING FACILITY/OPERATOR	31
ARTICLE H-8	MILESTONE PERFORMANCE AND PAYMENT	31
ARTICLE H-9	SUBCONTRACT REPORTING FOR SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS CONCERNS	34
ARTICLE H-10	FACILITY UPGRADES AND MODIFICATIONS	34
SECTION I - CONTRACT CLAUSES		35
ARTICLE I-1	LISTING OF CLAUSES INCORPORATED BY REFERENCE	35

ARTICLE I-2	52.212-5 CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS – COMMERCIAL ITEMS.	35
ARTICLE I-3	FAR 52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)	39
SECTION J - LIST OF ATTACHMENTS		40
ARTICLE J-1	ATTACHMENTS	40

NNK07LA79C	Section B
West Coast Payload Processing

SECTION B - SERVICES AND PRICES

ARTICLE B-1                              TYPE OF CONTRACT

This is an Indefinite-Delivery/Indefinite-Quantity (IDIQ) task order contract for payload processing services.  All contract line item numbers (CLINs) are firm-fixed-priced. CLINs 1, 2, 6, 7, 10, and 11 will be incorporated into the contract as not-to-exceed prices. All other CLINs will be negotiated at the Task Order level.

ARTICLE B-2                              PERIOD OF PERFORMANCE FOR PLACING ORDERS

The period of performance includes a three year base period and two one-year option periods. The ordering periods are detailed in Article F-2.

ARTICLE B-3                              SUPPLIES AND/OR SERVICES TO BE PROVIDED

The Contractor shall provide all resources (except as may be expressly stated in the contract as furnished by the Government) necessary to deliver and/or perform the items below in accordance with the Description/Specifications/Statement of Work incorporated in Attachment A, entitled “Statement of Work, Launch Services Program Western Range Payload Processing Capability for the National Aeronautics and Space Administration” dated October 2006.

ARTICLE B-4                              MINIMUM/MAXIMUM

The Government guarantees an order with a minimum payment of $10,000 to be issued for each contract. There will be no further obligation on the part of the Government.  The maximum dollar value of services ordered under all contracts awarded for this requirement shall not exceed $35,000,000 for the basic and all option periods.  The dollar value of all orders placed under this contract will be applied to the minimum and maximum dollar obligation amounts found under Article I-1 Order Limitations.

ARTICLE B-5                              SPECIAL TASK ASSIGNMENTS

The Contractor shall perform specific tasks as required, and designated as CLIN 4 in the schedule.  Procedures for ordering the work are provided in Article G-2, Task Ordering Procedures.

ARTICLE B-6                              FACILITY MODIFICATIONS

The Contractor shall perform facility modifications as required, and designated as CLIN 5 in the schedule.  Procedures for ordering the work are provided in Article G-2, Task Ordering Procedures.

CLIN 12                Non-standard Services  Table B-6.6 (Option Period 2)

Item No.	Non-standard Service Item	Description	Qty/Unit	Calendar Year NTE Price Schedule
12.1	Extended Facility Occupancy for a Standard Mission	One week extended facility occupancy excluding allowable grace period	1 JOB	CY 2011 $89,089
12.2	Abbreviated hazardous spacecraft processing flow for 4 weeks.	Up to 4 weeks of hazardous operations (fueling, spinning or lifting) using the clean room and control room with minimal administrative support.	1 JOB	CY 2011 $935,435
12.3	Shortened spacecraft processing flow for 10 weeks	A full spacecraft processing of 10 weeks duration.	1 JOB	CY 2011 $1,202,702

CLIN 13                Mission Unique Services  (Option Period 2)

The Contractor shall provide mission unique services as specified in the PPTO and the PPTO appendices. As needed, the firm-fixed-price for mission unique services shall be established in accordance with Article G-2, Task Order Process.

CLIN 14                Special Task Assignments  (Option Period 2)

The Contractor shall perform studies and analysis as special task assignments as specified in the issued Task Orders. As needed, the firm-fixed-price for mission unique services shall be established in accordance with Article G-2, Task Order Process.

CLIN 15                Facility Modifications  (Option Period 2)

The Contractor shall perform facility modifications as specified in the issued Task Orders. As needed, the firm-fixed-price for mission unique services shall be established in accordance with Article G-2, Task Order Process. Payment for modifications priced at $10,000 or less shall be spread over task order milestone payments.  Modifications priced greater than $10,000 will be paid 10% upon issuance of Task Order, 40% at design approval, and the remaining 50% directly upon completion of the upgrade.

[END OF SECTION]

SECTION C - DESCRIPTION/SPECIFICATION/WORK STATEMENT

ARTICLE C-1                   KSC 52.210-90  SCOPE OF WORK (FEB 1990)

The Contractor shall provide personnel, material, and facilities (except as otherwise provided for in this contract) necessary to perform those functions set forth in Attachment A, entitled, “Statement of Work, Launch Services Program Western Range Payload Processing Capability for the National Aeronautics and Space Administration” dated October 2006.

(End of Clause)

ARTICLE C-2                   DATA REQUIREMENTS LIST (DRL)

A.                                   The Contractor shall furnish all data identified and described in Attachment B, “Data Requirements List”.

B.                                     The Government reserves the right to reasonably defer the date of delivery of any or all line items of data specified in the DRL.  Such right may be exercised at no increase in the contract amount.  The Government also reserves the right to terminate or add to the requirement for any or all line items of data specified in the DRL.  In the event the Government exercises this latter right the contract amount shall be subject to equitable adjustment in accordance with Article I- 1 hereof entitled “Contract Terms and Conditions — Commercial Items.”

C.                                     To the extent that data required to be furnished by other provisions of this contract are also identified and described in the DRL, compliance with the DRL shall be accepted as compliance with such other provisions.  In the event of conflict between the identity and description of data called for by specific provisions of this contract and the DRL, the DRL shall control the data to be furnished.

D.                                    Nothing contained in this Data Requirements List provision shall relieve the Contractor from furnishing data called for by, or under the authority of, other provisions of this contract which are not identified and described in the DRL attached to this contract.  Whenever such data are identified, either by the Contractor or the Government, they will be listed in the DRL.

E.                                      Except as otherwise provided in this contract, the cost of data to be furnished in response to the DRL attached to this contract is included in the price of this contract.

[END OF SECTION]

SECTION E - INSPECTION AND ACCEPTANCE

ARTICLE E-1                     LISTING OF CLAUSES INCORPORATED BY REFERENCE

NOTICE:  The following contract clauses pertinent to this SECTION are hereby incorporated by reference:

I.  FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES:

None Incorporated by Reference

ARTICLE E-2                     INSPECTION AND CERTIFICATION OF FACILITY

(a)                                  The Contractor shall provide and maintain an inspection and certification system covering the facilities provided to the Government under this contract which is acceptable to the Government.  Complete records of all inspection work performed by the Contractor shall be maintained and made available and accessible, in a timely fashion, to the Government during contract performance and for as long afterwards as the contract requires.

(b)                                 The Government has the right to attend, observe and otherwise participate in the inspection and testing of all facilities called for by the contract, to the extent practicable at all times and places during the term of the contract.  The Government shall provide its assessment of those inspections and tests that, in the judgment of the Government, do not satisfy or conform to the requirements of the contract, in a manner that will not unduly disrupt or delay the work.

(c)                                  From receipt of certificate of facility readiness (DRL 4) through the facility occupancy period, if the facility does not conform with contract requirements, NASA may require the Contractor to provide the facility in conformity with contract requirements, at no increase in contract price.  When the defects in the facility cannot be corrected by re-performance, the Government may (1) require the Contractor to take necessary action to ensure that future performance conforms to contract requirements, (2) reduce the contract price to reflect the reduced value of the facility provided, (3) by contract or otherwise, provide the facility or perform the services and charge to the Contractor any cost incurred by the Government that is directly related to the performance of such service and/or (4) terminate the contract for default.

(d)                                 If the Government performs inspections or tests on the premises of the Contractor or a subcontractor, the Contractor shall furnish, and shall require subcontractors to furnish, without additional charge, all reasonable facilities and assistance for the safe, clean and convenient performance of these duties.

[END OF SECTION]

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F-1                     LISTING OF CLAUSES INCORPORATED BY REFERENCE

NOTICE:  The following contract clauses pertinent to this SECTION are hereby incorporated by reference:

I.  FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES:

None Incorporated by Reference

II. NASA FAR SUPPLEMENT (48 CFR CHAPTER 18) CLAUSES

None Incorporated by Reference

ARTICLE F-2                     ORDERING PERIOD

The basic period of performance and effective ordering period of this contract shall be for a period of two years, nine months from the effective date of the contract. Task Orders may be issued under this contract during the basic performance period and option periods.

	Government Period of Performance	Calendar Year	CLINs
Basic Period	Contract Award – December 31, 2009	CY 2007 - 2009	1 - 5
Option Period 1	January 1, 2010 – December 31, 2010	CY 2010	6-10
Option Period 2	January 1, 2011 – December 31, 2011	CY 2011	11-15

ARTICLE F-3                     PLACE OF PERFORMANCE

The place of performance will be at the contractor facility on Vandenberg Air Force Base, CA.

ARTICLE F-4                     ADJUSTMENTS TO PAYLOAD PROCESSING SCHEDULE (GOVERNMENT AND CONTRACTOR DELAYS)

(a)           Definitions

The following definitions are applicable to this clause:

Launch Date (LD):  The launch date as specified in the Payload Processing Task Order.

Initial Facility Occupancy  (IFO) Date:  The initial facility occupancy date as specified in the Payload Processing Task Order (PPTO).   This date reflects the Spacecraft User utilization of the facility.   The Contractor shall permit access to the facility for NASA Communications installation and checks in preparation of Spacecraft User arrival.  This access is limited to one week, and will not count against the Occupancy Period.

Facility Departure Date:  The date that all payload hardware and personnel have vacated the facility, nominally 7 days after the launch date.

Occupancy Period:  The period of time from the Initial Facilty Occupancy date to the Facility Departure Date, nominally 14 weeks plus any applicable grace period.

Delay:   A Government or contractor delay of either IFO date or the LD.  A Delay will be effected by the delaying party providing a written notice specifying the duration of the delay.

Grace Period:  An allowable period of time for delays of the LD (if notification of delay is made after initial facility occupancy date). During the grace period, delay damages are waived. The total cumulative grace period used for any one mission cannot exceed 1 week.

(b)                                 Schedule Adjustments

The Contractor shall be notified of government delays in IFO and/or LD in a timely manner.  Government delays declared after the first PPTO payment has been made and prior to IFO are subject to equitable adjustment.  Government Delays declared between IFO and Facility Departure Date will be subject to equitable adjustment to cover Contractor costs not otherwise included in the weekly extended facility occupancy rate which applies to delays extending the Occupancy Period plus grace period, if applicable.  This rate shall be applied in weekly denominations only and shall be calculated in accordance with terms set forth in the contract.  Contractor delays shall be subject to equitable adjustment credits.  Delays caused by the Contractor’s inability to support mission schedule requirements due to changes in other launch customer requirements, including other Government launch customers, will be considered Contractor delays and may result in the Government terminating the PPTO without penalty to the Government.

(c)           No Fault

1.     There shall be no postponement fees or equitable adjustment when the delay arises solely out of causes beyond the control of NASA or the Contractor, and not due to the fault or negligence of NASA or the Contractor.  Such causes include but are not limited to the following:

Delays resulting from, Acts of God, acts (including delay or failure) of any Governmental authority other than the contracting agency, wars, riots, revolution, hijacking, strikes, freight embargoes, sabotage, epidemics, or any condition which jeopardizes the safety of the employees of the Government, the Contractor, or its subcontractors.

Should any of the above occur, the Contractor shall be responsible for taking reasonable steps to mitigate any impacts to the payload processing facility schedule.  Further, each party agrees to bear its own costs for the delay with no increase to the contract price.

                                                2.     The Contracting Officer shall decide whether events or causes for delays are/are not beyond the control of NASA or the Contractor.  Any disagreement shall be subject to the Disputes clause.

(d)           Notice

If the Contractor or Government receives a Notice of Delay, the Contractor or Government shall, within three days of receipt, agree to the requested new IFO date and/or LD or propose an alternative.  If the Government and Contractor fail to agree on a new IFO date and/or LD, then the Contracting Officer shall set the new IFO date and/or LD except as noted in paragraph (e) below.  Any disagreement shall be subject to the Disputes clause of this contract.

(e)           Scheduling

The Contractor will use its best efforts to accommodate and agree to the Government’s request for a new IFO date or LD.  If the Contractor is unable to meet the Government’s request because of its other service obligations to third parties, the Contractor will consult with the Government and treat the Government’s request at least as favorably as the requests of third parties, in the Contractor’s attempt to reschedule the affected services in an equitable manner.  In the event that commitments to other launch customers, including other Government customers, preclude the Contractor from meeting NASA mission requirements, the Government may terminate the PPTO without penalty to the Government.

 (f)           Concurrent Delays

The parties agree that the liquidated damages and/or equitable adjustment specified in this contract for IFO and/or LD delays are not payable for concurrent delays by NASA and the Contractor.

ARTICLE F-5                     FAR 52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (Mar 2000)

(a)                                The Government may extend the term of this contract by written notice to the Contractor within the last 6 months of the current period of performance; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b)                               If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c)                                The total duration of this contract, including the exercise of any options under this clause, shall not exceed 4 years, 9 months.

(End of Clause)

[END OF SECTION]

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G-1                   LISTING OF CLAUSES INCORPORATED BY REFERENCE

NOTICE:  The following contract clauses pertinent to this SECTION are hereby incorporated by reference:

I.               FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

None Incorporated by Reference

II.           NASA FAR SUPPLEMENT (48 CFR CHAPTER 18) CLAUSES:

NFS 1852.216-80	Task Ordering Procedures (Oct 1996)) Insert: fill-in paragraph (c) “30”; paragraph (e) “5”.
NFS 1852.223-71	Frequency Authorization (Dec 1988)

ARTICLE G-2                   TASK ORDERING PROCEDURES

A. Types of Task Orders.

There are two types of task orders that may be issued under this contract:  (1) Payload Processing Task Order (PPTO) and (2) non-PPTOs.  PPTOs will be used to order standard payload processing services (CLIN 1, 6 & 11) and any CLIN 2-5, 7-10 or 12-15 services related to a specific payload processing service.  Items other than CLIN 1 payload processing services that are not related to a specific payload processing service will be obtained by non-PPTOs.  PPTOs will be ordered in accordance with the procedures set forth in FAR 16.505. The Government has the unilateral right to order, and the contractor has the obligation to provide, payload processing services under this contract at the NTE prices stated herein.  Any such unilateral order shall be issued no later than 60 days prior to the initial occupancy date (CLIN 1) or required performance date (CLIN 2).  The Contractor may, however, return a unilateral order or otherwise decline to bid on a Request for Payload Processing Services Proposal (PPSP), in the event that the requested facility occupancy period is contractually committed to another party.  Proposal preparation costs associated with responding to any request for proposal under this contract that may or may not lead to an order, must be treated as an indirect cost.

B.    Payload Processing Task Orders

1.   Requests for Payload Processing Services Proposals (PPSP).  The request for PPSP will provide any special instructions regarding the level of detail required in the proposal, and will include a date and time for submission of the proposal.  Generally, proposals will be due within thirty (30) calendar days from the date of the request for PPSP.

2.   Payload Processing Services Proposal.  The Contractor, when submitting a PPSP, shall indicate the PPSP is compliant with the contract terms, statement of work, and the specific requirements contained in the request for PPSP.

Pricing for all PPSPs standard and non-standard services shall not exceed the maximum NTE prices contained in Tables B-6.1 through B-6.6 of this contract, but may be adjusted downward by the Contractor for the specific payload processing service being proposed.  Any Contractor proposed reduction will be applicable to the current PPSP only and will not be deemed as a permanent reduction of the NTE prices contained in Tables B-6.1 through B-6.6.  Any mission unique services, special task assignments, or facility modifications not priced in the non-standard services must be separately identified and individually priced.  Pricing detail shall be sufficient to allow the Government to determine price reasonableness.

The proposed payload processing services price, including applicable priced non-standard services, mission unique services, special task assignments, or facility modifications shall be totaled for a single firm-fixed price for all efforts required under the order for that payload processing service.  The total firm-fixed price shall be applied to the percentages in Article H.8, “Milestone Performance and Payment”, for conversion to dollar amounts for each payment event.  In addition, the accomplishment criteria narration shall be appropriately modified to add any non-standard services and/or mission unique modifications.

3.     Payload Processing Services Proposal Evaluation.  The Contracting Officer will evaluate the following factors prior to award of a PPTO:

a.             Technical capability/risk, including the following:

(1)        Contractor’s ability to meet specific spacecraft requirements, including schedule requirements, as specified in the Request for PPSP.

(2)   Information gained through Government Insight and Approval activities.

(3)        Unique terms and conditions contained in a contract which may impact price, performance or risk.

b.              Reasonableness of proposed price, including any probable cost impacts to the Government as a result of technical risks.

4. Modifications to Payload Processing Services Task Orders.  After a PPTO is issued, it may be necessary to add priced non-standard services to the PPTO.  These additions will be accomplished via modifications to the original PPTO.  In addition, mission unique services that are not included in the priced non-standard services may be added to, or deleted from, PPTO’s via modification to the original PPTO.  In this instance, the terms of the existing PPTO, such as price, payment events, and accomplishment criteria, will be modified to reflect the change.

C.    Non-PPTOs

Issuance of non-PPTOs will normally be a follow-on to a PPTO and, therefore, issued pursuant to paragraph B.4 of this Article (Task Ordering Procedures).  Non-PPTOs may be issued for special task assignments under CLIN 4, 9, and 14, non-standard services priced under CLIN 2, 7, and 12, mission unique services under CLIN 3, 8, and 13, and facility modifications under CLIN 5, 10, and 15.  However, as mentioned above, any non-standard services related to a specific payload processing service will be ordered via a PPTO or a modification to a PPTO.

D.    Task Order Authorization and Content

As stated in NFS 1852.216-80 Alt. I, the only person authorized to issue task orders under this contract is the Kennedy Space Center Contracting Officer.  Task orders will be issued in writing; however, any facsimile, electronic, or oral task orders issued by the Contracting Officer will be confirmed in writing within 5 business days.  The Contractor will acknowledge receipt and acceptance of the task order by signing the task order and returning it to the Contracting Officer.  Each task order will include the following information:

1.             Date of the task order;

2.             Contract number and task order number;

3.             Statement of Work and any other documentation on which the price is based;

4.             Product or Service to be delivered;

5.             Task order price;

6.             Completion/Delivery date;

7.             Accounting and appropriation data.

ARTICLE G-3                   INVOICE INSTRUCTIONS

Contractors are encouraged to use copies of the MIRR (DD Form 250) as an invoice, in lieu of a commercial form, but are not required to do so.  When used as an invoice, four copies shall be prepared and forwarded to the payment office as follows:

(i)                                     Complete Blocks 5, 6, 19 and 20.

(ii)                                  Mark in letters approximately one inch high, first copy: “ORIGINAL INVOICE”; three copies: “INVOICE COPY.”

(iii)                               Forward the four copies to the payment office (Block 12 address of SF 26).

[END OF SECTION]

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H-1                   LISTING OF CLAUSES INCORPORATED BY REFERENCE

NOTICE:  The following contract clauses pertinent to this SECTION are hereby incorporated by reference:

I.               FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

None Incorporated by Reference

II.           NASA FAR SUPPLEMENT (48 CFR CHAPTER 18) CLAUSES:

NFS 1852.223-70	Safety and Health (Apr 2002)
NFS 1852.223-75	Major Breach of Safety or Security (Feb 2002)
NFS 1852.228-78	Cross-Waiver of Liability for NASA Expendable Launch Vehicle Launches (Sep 1993)

ARTICLE H-2                   JOINT FACILITY OCCUPANCY

The Contractor shall provide dedicated and distinct processing space and control room space for each NASA payload.  If multiple operations are on-going in this facility the Contractor shall ensure the following:

1.               NASA communications (including voice, video and data) are not impacted by other payload communications and usage and requirements,

2.               NASA schedules are not impacted by other operations within the facility,

3.               NASA cleanliness requirements shall not be compromised due to sharing of common A/C systems, access doors, etc.,

4.               NASA payloads, as well as NASA personnel, and their contractors, representatives, and approved visitors, shall be physically safe from effects of other planned operations.

5.               NASA operations shall have access to work space without interference from other ongoing operations within the facility (e.g. Paging and area warning system, use of facility power systems, personnel access, crane usage, facility lighting, etc.),

6.               The Contractor shall ensure that there are no RF or magnetic disturbances in the assigned work areas created by other facility occupants.  The Contractor should be prepared to work with the Spacecraft User to establish other unique environments as required,

7.               When hazardous operations are planned/anticipated, the Contractor shall coordinate with all parties/facility occupants to minimize schedule impacts, and

8.               The contractor shall ensure that all personnel are notified regarding hazards from other occupants’ programs.

ARTICLE H-3                   1852.223-70  SAFETY AND HEALTH (DEC  2006)

(a)             Safety is the freedom from those conditions that can cause death, injury, occupational illness, damage to or loss of equipment or property, or damage to the environment.  NASA’s safety priority is to protect: (1) the public, (2) astronauts and pilots, (3) the NASA workforce (including contractor employees working on NASA contracts), and (4) high-value equipment and property.

(b)            The Contractor shall take all reasonable safety and occupational health measures in performing this contract. The Contractor shall comply with all Federal, State, and local laws applicable to safety and occupational health including AFSPCMAN 91-710, Range Safety User Requirements Manual and any other relevant requirements of this contract.  The Contractor shall comply with AFSPCMAN 91-710 unless they have an existing agreement with the Range to use a predecessor document, such as Eastern & Western Range Safety requirements, EWR 127-1.  Proof of such agreement must be provided to NASA.

(c)             The Contractor shall take, or cause to be taken, any other safety, and occupational health measures the Contracting Officer may reasonably direct.  To the extent that the Contractor may be entitled to an equitable adjustment for those measures under the terms and conditions of this contract, the equitable adjustment shall be determined pursuant to the procedures of the Contract Terms and Conditions-Commercial Items clause of this contract; provided, that no adjustment shall be made under this Safety and Health clause for any change for which an equitable adjustment is expressly provided under any other clause of the contract.

(d)            The Contractor shall immediately notify and promptly report to the Contracting Officer or a designee any accident, incident, or exposure resulting in fatality, lost-time occupational injury, occupational disease, contamination of property beyond any stated acceptable limits set forth in the contract Schedule; or property loss of $25,000 or more, or Close Call (a situation or occurrence with no injury, no damage or only minor damage (less than $1,000) but possesses the potential to cause any type mishap, or any injury, damage, or negative mission impact) that may be of immediate interest to NASA, arising out of work performed under this contract per NPR 8621.1B.  The Contractor is not required to include in any report an expression of opinion as to the fault or negligence of any employee.

(e)             The Contractor shall investigate all work-related incidents, accidents, and Close Calls, to the extent necessary to determine their causes and furnish the Contracting Officer a report, in such form as the Contracting Officer may require, of the investigative findings and proposed or completed corrective actions.

(f)      (1) The Contracting Officer may notify the Contractor in writing of any noncompliance with this clause and specify corrective actions to be taken.  When the Contracting Officer becomes aware of noncompliance that may pose a serious or imminent danger to safety and health of the public, astronauts and pilots, the NASA workforce (including contractor employees working on NASA contracts), or high value mission critical equipment or property, the Contracting Officer shall notify the Contractor orally, with written confirmation. The Contractor shall promptly take and report any necessary corrective action.

(2)  If the Contractor fails or refuses to institute prompt corrective action in accordance with subparagraph (f)(1) of this clause, the Contracting Officer may invoke the stop-work order clause in this contract or any other remedy available to the Government in the event of such failure or refusal.

(g)   The Contractor (or subcontractor or supplier) shall insert the substance of this clause, including this paragraph (g) and any applicable Schedule provisions and clauses, with appropriate changes of designations of the parties, in all solicitations and subcontracts of every tier, when one or more of the following conditions exist:

(1)           The work will be conducted completely or partly on premises owned or controlled by the Government.

(2)           The work includes construction, alteration, or repair of facilities in excess of the simplified acquisition threshold.

(3)           The work, regardless of place of performance, involves hazards that could endanger the public, astronauts and pilots, the NASA workforce (including Contractor employees working on NASA contracts), or high value equipment or property, and the hazards are not adequately addressed by Occupational Safety and Health Administration (OSHA) or Department of Transportation (DOT) regulations (if applicable).

(4)           When the Contractor (or subcontractor or supplier) determines that the assessed risk and consequences of a failure to properly manage and control the hazard(s) warrants use of the clause.

(h)     The Contractor (or subcontractor or supplier) may exclude the provisions of paragraph (g) from its solicitation(s) and subcontract(s) of every tier when it determines that the clause is not necessary because the application of the OSHA and DOT (if applicable) regulations constitute adequate safety and occupational health protection.  When a determination is made to exclude the provisions of paragraph (g) from a solicitation and subcontract, the Contractor must notify and provide the basis for the determination to the Contracting Officer.  In subcontracts of every tier above the micro-purchase threshold for which paragraph (g) does not apply, the Contractor (or subcontractor or supplier) shall insert the substance of paragraphs (a), (b), (c), and (f) of this clause).

(i)      Authorized Government representatives of the Contracting Officer shall have access to and the right to examine the sites or areas where work under this contract is being performed in order to determine the adequacy of the Contractor’s safety and occupational health measures under this clause.

(j)      The contractor shall maintain a safety and health plan per AFSPCMAN 91-710 requirements and continually update the safety and health plan for changes to safety requirements, new or modified hardware (both flight and GSE), or when deemed necessary by NASA.  In particular, the Contractor shall furnish a list of all hazardous operations to be performed, and a list of other major or key operations required or planned in the performance of the contract, even though not deemed hazardous by the Contractor. NASA and the Contractor shall jointly decide which operations are to be considered hazardous, with NASA as the final authority.  Before hazardous operations commence, the Contractor shall submit for NASA concurrence the following deliverables:

(1)     Written hazardous operating procedures for all hazardous operations;

(2)     Qualification standards for personnel involved in hazardous operations

(3)     Written hazard reports or Failure Mode Analysis..

(k)    Mission specific tailoring of safety requirements shall be performed for each mission to reflect mandatory NASA safety requirements and mission-specific safety requirements that will vary for the NASA payload/organizations occupying the Contractor’s facility.  This mission specific tailoring shall reflect current safety policy, and criteria applicable to ground support equipment (GSE) and to ground operations processing at the facility.  The Contractor will support tailoring, in accordance with NASA STD 8719.8, Expendable Launch Vehicle Payload Safety Review Process Standard.  Tailoring will be conducted to accomplish the following:

1.     NASA specified safety requirement(s) (e.g., NASA Standards, KSC Regulations, or Air Force Safety requirements) shall be tailored to identify applicable requirements, document and substantiate alternate methods/process that achieve an equivalent level of safety, and identify potential areas of non-compliance for resolution.  Tailoring shall include assessments of NASA Payload Safety organizations program requirements to supplement NASA Standards, as needed, for inclusion in the tailored document. This includes Hazard Reports and/or Failure Mode Analysis (single failure points) for GSE and Flight Hardware.

2.     Tailoring will reflect the requirements of the Contractor, NASA Payload Safety Organization, NASA KSC LSP SMA, and the Launch Service Contractor.  Tailoring meetings will be supported by safety representatives from these organizations.

3.     The Final Mission Specific Tailoring shall be completed 120 calendar days prior to Initial facility occupancy, and be approved by the participating organizations and the Contractor.

The Contractor, through the variance process defined in the Mission Specific Tailoring, will document any non-compliance to NASA Standards or higher-level requirements.

(End of clause)

ARTICLE H-4      GOVERNMENT INSIGHT AND APPROVAL

In addition to the rights the Government has under the inspection clauses of this contract, the Government shall have the right of insight and approval.  In order for the Government to ensure the highest practical probability of mission success for each payload processed through the Contractor’s facility, the Government must be provided an adequate level of insight into and/or approval of certain Contractor products, tasks and milestones.  The Contractor shall maintain all documentation requiring insight or approval at the Contractor’s facility.  This includes insight into and/or approval of certain subcontractor tasks where some hands-on operations are performed (e.g. payload transportation).

The Government’s monitoring of payload processing facilities and services provided by the private sector has two elements: approval and insight.  Government approval is defined as providing authority to proceed and/or formal acceptance of requirements, plans, designs, analyses, tests, or success criteria in specified areas.  Where Government approval is required, the payload processing facility Contractor shall submit the necessary documentation to the Government Contracting Officer and copies to the Government COTR.

Government insight is defined as gaining understanding necessary to knowledgeably concur with the Contractor’s action through watchful observation, inspection, or review of program events, documents, meetings, tests, audits, hardware, etc., without approval/disapproval authority.  Where Government insight is required, the payload processing facility provider shall notify the Government COTR at the processing site of meetings, reviews, or tests in sufficient time to permit meaningful Government participation.

Should approval or insight identify noncompliance with the terms and conditions of the contract, a difference in interpretation of test results, or disagreement with the Contractor technical directions, the Government will take appropriate action under the terms of the contract to ensure contract compliance or resolve differences with the Contractor.

NASA shall have insight into and/or approval of Contractor initiated changes that affect NASA missions, in accordance with SOW 3.  This insight/approval shall be accommodated with no increase to the contract price.

Specific areas where the Government requires the right of approval and/or insight are listed in the following paragraphs.  Additional requirements applicable to new and modified payload processing facilities and systems that have not been proven are defined in paragraph F.

A.            PAYLOAD PRE-SHIP FACILITY INSPECTION

Approval is required for the following:

1.   Certificate of Facility Readiness (COFR)

2.   Selection of facilities and room to be provided for processing activities, and control rooms and office areas.

Insight is required for the following:

1.   Facility and facility systems analyses, tests and configurations

2.   Mission reviews, plans, and schedules

3.   Major/Critical problems

4.   Operations and maintenance procedures

5.   Facility operating permits, licenses or other authorizing documents

6.  Safety procedures and processes

B.            EQUIPMENT/PAYLOAD OFFLOAD, TRANSPORT, AND DELIVERY

Approval is required for the following:

1.   Offload and transport operation and procedure

2.   Transportation route survey

Insight is required for the following:

1.   Security escort, badging, and permit arrangements

2.   Handling GSE

3.   Safety procedures

C.            PAYLOAD PROCESSING FACILITY AND SERVICES

Approval is required for the following:

1.   Manifest Schedule (NASA missions only)

2.   Sample analysis of propellants, gasses, and fluids

3.   Payload Processing Facility cleanliness

4.   Storage of GSE and flight hardware

Insight is required for the following:

1.   Work schedules and plans (facility and facility systems)

2.   Other tenants processing schedules

3.   Major/critical problems

4.   Anomaly resolution

5.   Failure analysis

6.   Operations and maintenance procedures

7.   Maintenance history logs

8.   Maintenance schedules

9. Storage, handling and sample analysis of propellants

10. Facility Security procedures

11. Facility Safety procedures

D.            POST LAUNCH EQUIPMENT DEPARTURE

Insight is required for the following:

1.   Handling of GSE

2.   Facility and facility systems analysis and test

E.             ANALYSIS AND INVESTIGATIONS AFFECTING NASA MISSIONS

Insight is required for the following:

1.   Anomaly Investigation/Closeout

F.             NEW AND MODIFIED PAYLOAD PROCESSING FACILITIES AND

 SYSTEMS

For the systems listed below, NASA will approve hardware design specifications, plans for analyses and tests of such hardware and the suitability of the manufactured hardware for payload processing operations.  This approval requires that NASA receive insight into design reviews, analyses and test results, and test procedures and operations, for the following systems:

1.   Cranes and other hardware handling equipment

2.   HVAC Systems

3.   Communication Systems

4.   UPS

5.   Safety Systems (fire detection/suppression, toxic vapor monitoring, lightning protection, etc)

Notwithstanding the insight and approvals set forth above, the Contractor assumes full payload processing facility system performance responsibility as set forth in clause H.8, Milestone Performance and Payment.

ARTICLE H-5      INVESTIGATIONS AND CORRECTIVE ACTIONS

1.             In the event that the facility, facility systems, and/or facility support equipment do not achieve performance requirements or if any processing anomaly occurs, the Contractor shall investigate this anomaly or failure at its expense.  The Contractor shall determine the scope of the investigation and shall conduct and control the investigation.  The Government, at its option, may provide an overview team to assess and approve the Contractor’s investigative and corrective actions.  The Government’s designated representatives may observe and participate in the investigation.

2.             The Contractor shall present to the Government its findings resulting from the investigation and the proposed corrective actions, if any.  The Contractor has the burden of proof to show that the corrective action is sufficient.  The Contracting Officer may either accept or reject any finding or corrective action.  If the Contracting Officer accepts a finding and the related corrective action, the costs of the corrective actions will be borne by the Contractor including re-validation for NASA’s use.  The Government may at its option and its expense conduct its own investigation of the anomaly or failure.  The Contractor shall cooperate with and fully support the Government’s investigation.

3.             If the Government determines that additional or corrective action other than that proposed by the Contractor is required, the Contractor shall implement the Contracting Officer’s written direction to perform the corrective action.  The costs of implementing the Contracting Officer’s directed corrective action may be a basis for an equitable adjustment.

ARTICLE H-6      LIABILITY

A.            Definitions

For purposes of this clause, the following definitions are applicable:

(1)    A “Party” is a person or entity that signs this contract.

(2)    The term “related entity” means:

(i)    a Contractor or subcontractor of a Party at any tier;

(ii)   a user or Customer of a Party at any tier; or

(iii)  a Contractor or subcontractor of a user or Customer of a Party at any tier.  “Contractors” and “subcontractors” include suppliers of any kind.

(3)  The term “damage” means:

(i)    bodily injury to, or other impairment of health of, or death of, any person;

(ii)   damage to, loss of, or loss of use of any property;

(iii) loss of revenue or profits; or

(iv) other direct, indirect or consequential damage.

(4)   The term “launch vehicle” means an object (or any part thereof) intended for launch, launched from Earth, or returning to Earth which carries payloads or persons, or both.

(5)  The term “payload” means all property to be flown or used on or in a launch vehicle.

(6)   The term “Protected Space Operations” means all launch vehicle and payload activities on Earth, in outer space, or in transit between Earth and outer space performed under this contract.  It includes, but is not limited to:

(i)            research, design, development, test, manufacture, assembly, integration, operation, or use of:  launch vehicles, transfer vehicles, payloads, related support equipment and facilities and services;

(ii)           all activities related to ground support, test, training, simulation, or guidance and control equipment, and related facilities or services.

“Protected Space Operations” excludes activities on Earth which are conducted on return from space to develop further a payload’s product or process for use other than for launch vehicle related activities in implementation of this Contract.

(7)   The term “Unusually Hazardous Risks” means those risks, beginning with payload arrival at the landing site or Payload Processing Facility, which result from the pressures, gasses, propellants, ordnance, fuels or radiation sources (such as ionized or non-ionized) utilized on the specific payload.  Payload processing itself may involve hazardous situations (e.g. fueling) as would potential accidents resulting in burning, combustion, explosion or fuel leaks, (e.g. hydrazine) encountered during the processing flow.

B.            Liability for Unusually Hazardous Risks - Third Party

a.             Liability Scheme

(1)           The Contractor shall continue in effect or otherwise purchase $25 million insurance coverage protecting the Contractor and/or the Government from third party claims for Unusually Hazardous Risks.  If existing insurance is not applicable, or the amount is considered insufficient to cover the probable liability to third parties, and NASA has decided not to indemnify the Contractor from third party claims, then the Contractor shall obtain additional insurance to cover the third party claims.  The cost for obtaining such additional insurance shall be subject to an equitable adjustment.  The Contractor shall consult with and obtain the approval of the Contracting Officer before it modifies or cancels any such insurance that would affect the protection provided to the Contractor or the Government.

(2)           If the payload processing services required by this contract are determined to be subject to Public Law 85-804 Indemnification for Unusually Hazardous Risks, and the Contracting Officer so notifies the Contractor, the Contractor may request approval for indemnification, if desired, in accordance with the procedures set forth in b. below.  Note that the Contractor must submit any requests for indemnification to the Government at least six months before the Occupancy Date.  If the Contractor fails to provide a complete and timely request for indemnification, then the Government shall be under no obligation to approve the indemnification prior to occupancy.  In no event will the Contractor be excused from proceeding with the occupancy as scheduled.

b.             Procedures

(1)           At least six months (or such other date as may in writing be agreed to) before the occupancy of a payload (or before the first payload of a series of payloads to be covered by insurance or indemnification) the Contractor shall provide to the Contracting Officer:

(i)            a copy of the terms and conditions of any existing policy and/or the proposed insurance policy which covers third party liability and the premium cost to the Government for such proposed policy; and if the services under this contract are determined to be subject to Public Law 85-804 and the Contractor has elected to seek such indemnification, then

(ii)           a request for indemnification which contains the information required by Federal Acquisition Regulations (FAR) Subpart 50.4 as supplemented by NASA FAR Supplement (NFS) 1850.4.

(2)           The proposed insurance policy shall meet at a minimum the following requirements:

(i)            The insurance shall protect the Contractor, and, to the extent insurance may be obtained without additional cost to the Government, it shall protect the Government.

(ii)           The Contractor shall propose an amount of insurance protection that is available in the world market at reasonable premium cost.

(iii)          The policy shall provide that coverage will attach upon commencement of initial facility occupancy date and shall remain in force through facility departure date and may not be revised or canceled prior to the facility departure date, unless the Contracting Officer agrees in writing to the revision or cancellation.

(3)           Within 60 days after receiving the information described in paragraph B.b.l of this Article, the Contracting Officer shall:

(i)            approve the proposed insurance policy; or

(ii)           require modifications to the policy and establish a date for submission of a revised proposed policy; or

(iii)          determine that the proposed policy shall not be purchased by the Contractor covering the Unusually Hazardous Risks of a particular mission.

(4)           If the Government approves a proposed insurance policy, the Contractor shall provide proof of the required insurance by:

(i)            certifying to the Contracting Officer, in a writing signed by an authorized officer of the Contractor, that it has obtained the approved insurance policy; and

(ii)           filing with the Contracting Officer a certificate of insurance showing insurance coverage by the insurer of a currently effective and properly endorsed policy which has been approved by the Contracting Officer.  The Contractor shall provide to the Government a copy of the approved insurance policy as soon as it becomes available.

c.             Applicable Indemnity Clause

The clause in FAR 52.250-1 entitled “Indemnification Under Public Law 85-804 (April 1984)” shall be included by reference in Article I-l of this contract, if the NASA Administrator determines that services under this contract are subject to Public Law 85-804.

C.            Cross-waiver of Liability

a.             The objective of this Paragraph C is to establish a cross-waiver of liability by the parties and related entities in the interest of encouraging participation in the exploration, exploitation, and use of outer space.  This cross-waiver of liability shall be broadly construed to achieve this objective.

b.             (1)           Each Party agrees to a cross-waiver of liability pursuant to which each Party waives all claims against any of the entities or persons listed in such paragraphs b(l)(i) through b(l)(iii) of this paragraph based on damage arising out of Protected Space Operations.  This cross-waiver shall apply only if the person, entity, or property causing the damage is involved in Protected Space Operations and the person, entity, or property damaged is damaged by virtue of its involvement in Protected Space Operations.  The cross-waiver shall apply to any claims for damage, whatever the legal basis for such claims, including but not limited to delict and tort (including negligence of every degree and kind) and contract, against:

(i)            another Party;

(ii)           a related entity of another Party;

(iii)          the employees of any of the entities identified in subparagraphs b(l)(i) and b(l)(ii) of this paragraph.

(2)           In addition, each Party shall extend the crosswaiver of liability as set forth in paragraph b(l) of this paragraph to its own related entities by requiring them, by contract or otherwise, to agree to waive all claims against the entities or persons identified in paragraphs b(l)(i) through b(l)(iii) of this paragraph.

(3)           For avoidance of doubt, this cross-waiver of liability includes a cross-waiver of liability arising from the Convention on International Liability for Damage by Space Objects (Mar 29, 1972, 24 United States Treaties and Other International Agreements (U.S.T.) 2389, Treaties and other International Acts Series (T.I.A.S.) No. 7762) where the person, entity, or property causing the damage is involved in Protected Space Operations and the person, entity, or property damage is damaged by virtue of its involvement in Protected Space Operations.

(4)           Notwithstanding the other provisions of this paragraph C, this cross-waiver of liability shall not be applicable to:

(i)            claims between a Party and its own related entity or between its own related entities;

(ii)           claims made by a natural person, his/her estate, survivors, or subrogees for injury or death of such natural person;

(iii)          claims for damage caused by willful misconduct;

(iv)          intellectual property claims;

(v)           contract claims between the Parties based on the express contractual provisions of this contract, except for this Cross-Waiver of Liability clause;

(5)           Nothing in this paragraph shall be construed to create the basis for a claim or suit where none would otherwise exist.

D.            Limitation of Contractor and Customer Liability

Notwithstanding the definition of the term “Damage”, to the extent that a risk of Damage is not dealt with expressly in this Contract, Contractor’s liability to customer, and Customer’s liability to Contractor arising out of this Contract, whether or not arising as a result of an alleged breach of this Contract, (i) shall be limited to direct damages only and shall not include any loss of revenue, profits or other indirect or consequential damages, and (ii) shall not exceed the total price paid to Contractor by Customer for the Services to be provided for the particular Payload under this Contract.

ARTICLE H-7                      LICENSES AND PERMITS FOR A PAYLOAD PROCESSING FACILITY/OPERATOR

The Contractor shall assume all responsibility for obtaining the necessary licenses, permits, site plans, and clearances, with the exception of radioactive materials, that may be required by the Department of Transportation, Department of Commerce, Department of Defense, or other Federal, State, or local governmental bodies or subdivisions thereof, or of any other duly constituted public authority in performance of the work whether performed by the Contractor or the Spacecraft User housed in the facility unless otherwise directed by the Contracting Officer.  This includes obtaining a Technical Assistance Agreement approved by the Department of State for working with Foreign Spacecraft Users, if necessary.  The Contractor shall obey and abide by all applicable laws, regulations or ordinances in order to operate as a commercial payload processing Contractor under this contract.  All applicable costs and fees associated with obtaining licenses, permits, site plans, and clearances are included in the CLIN prices.

ARTICLE H-8      MILESTONE PERFORMANCE AND PAYMENT

A.            DEFINITION

For purposes of this clause, the definition of “successful” means the Contracting Officer has determined that the Contractor has fully met all of the assigned milestones and required tasks in a timely manner, and met or exceeded the applicable requirements of the PPTO.

B.            PURPOSE AND AUTHORITY

The Contracting Officer will determine the performance price based upon evaluation of the Contractor’s performance at each milestone.  This determination will be based upon the success criteria defined in C of this Article and data input from the Spacecraft User and the COTR.

C.            PROCEDURES

The Contracting Officer will authorize payment based upon how well the Contractor completes five predefined milestones.  Milestones one through four will have fixed percentage payments of the Task Order price, and the Contractors performance will be assessed, but the percentage will not be changed (except as authorized by Article E-1, Article B-7, or Article F-4).  The Contracting Officer may defer payment at any milestone when the Contractor has failed to meet the requirements of the milestone.  The payment will only be deferred until that time when all requirements have been met.  Milestone five will have a maximum percentage payment, based upon the initial Task Order price, which may be reduced based on the Contractor’s performance on milestones one through five.  The total reduction for any single task order will not exceed 10% of the Task Order price. The five milestones, associated criteria, and percentages are defined as follows:

(1)           Payload Processing Task Order

The Government will send a Payload Processing Task Order to the Contractor.  The Contractor shall provide a Letter of Confirmation agreeing to the proposed processing schedule not more than 15 calendar days after receipt of the Payload Processing Task Order.  Upon receipt of the Letter of Confirmation, the Contracting Officer will authorize payment of 5 percent of the Task Order price.

(2)           The Certificate of Facility Readiness (COFR)

The Contractor is responsible for submittal of the COFR in sufficient time to obtain Government approval not later than 30 days prior to initial facility occupancy.  The Government will provide approval/disapproval of each Contractor submittal of the COFR within 10 working days.  The approval will involve random inspection of system back-up documentation used in the preparation of the COFR, and may include an inspection or walkthrough of the facility, by the COTR or a designee.  As a minimum, the COFR shall:

(i)            Identify all systems by name

(ii)           Identify each system as critical/non-critical

(iii)          Provide a brief description of status and readiness of the facility and each facility system

(iv)          Provide a copy of the certification for each system’s proofload, calibration, compliance, or inspection

(v)           List supporting documentation for each system

(vi)          Provide a summary of facility modifications implemented since last NASA usage

(vii)         Have an Open Items, Issues and Concerns Section with associated correction plan and date

(viii)        Have an Exception, Waivers, and Deviation Section

(ix)           Safety Statement of Readiness

Upon approval of the COFR, the Contracting Officer will authorize the payment of 30 percent of the Task Order price.

(3)           Offloading, and transporting of GSE and payload into the PPF

The Contractor shall have provided the necessary equipment and personnel and transported the payload and GSE from the arrival point to the inside of the PPF without incident.  The Contractor shall comply with all DRL requirements.  In addition, all facility services and systems shall be in place and ready to support Spacecraft User activities.  This shall include but not be limited to:

(i)            Proof that operational systems (communications, television, RF, etc.) are validated and ready to support

(ii)           Proof the administrative systems (desks, telephones, LAN, Fax machines, copiers, etc.) are ready for use

(iii)          Proof the facility systems (power, gases, compressed air) are in place to support the payload and associated GSE

(iv)          Proof that cleanroom specifications have been maintained

Upon completion of this activity, the Contracting Officer will authorize payment of 15 percent of the Task Order price.

(4)           Payload processing period

The Contractor shall demonstrate that all facility systems have met the Government’s minimum requirements as defined in the SOW, all necessary support services and materials have been provided in a timely manner, and any facility system failures or deficiencies have been corrected without causing delay to the processing schedule or impact to flight hardware.  When the payload departs the facility, the Contracting Officer will authorize payment of 30 percent of the Task Order price.

(5)           Facility departure

The Contractor shall have demonstrated that all facility systems have met the Government’s minimum requirements as defined in the SOW, all necessary support services and materials required at the PPF have been provided in a timely manner during the pad processing and launch periods, and any facility system failures or deficiencies have been corrected without causing delay to the processing or launch schedule.  The Contractor shall have provided the necessary equipment and personnel to load and transport the GSE and payload (if required) from the PPF to the departure point without incident.  When all Spacecraft User hardware has departed the facility, the Contracting Officer will authorize payment of up to (or percentage thereof) 20 percent of the initial Task Order price, as defined by the table in Section D, and any increase/decrease due to contract modification.

D.            PERFORMANCE PRICE

In the event the Contracting Officer determines that the Contractor has had less than successful performance ratings on any of the five milestones, the Contracting Officer may reduce payment of milestone five based on the following schedule:

Milestone Number	Reduction of Initial Task Order price
1	Up to 1 percent of Initial Task Order price
2	Up to 5 percent of Initial Task Order price
3	Up to 3 percent of Initial Task Order price
4	Up to 6 percent of Initial Task Order price
5	Up to 5 percent of Initial Task Order price

The total reduction for any single task order will not exceed 10% of the Task Order price.

E.             DETERMINATION OF MILESTONE PAYMENT

The Contracting Officer’s determination under this clause is subject to the “Disputes” clause of this contract.

ARTICLE H-9                      SUBCONTRACT REPORTING FOR SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS CONCERNS

The amounts and percentages contained in the subcontracting reports required by FAR 52.219-9 and NFS 1852.219-75 shall be cumulative during performance of the contract.  However, reporting shall only be required when task orders are active under this contract.

ARTICLE H-10                    FACILITY UPGRADES AND MODIFICATIONS

Any facility upgrades or modifications, permanent or semi-permanent, that are paid for by NASA under this contract to enhance the contractor’s capability to meet the payload processing requirements of a particular mission will become the property of the contractor, and the contractor agrees to make the enhanced capability resulting from such upgrades and modifications available to NASA for the duration of the contract at no additional cost to the Government.

[END OF SECTION]

SECTION I - CONTRACT CLAUSES

ARTICLE I-1                        LISTING OF CLAUSES INCORPORATED BY REFERENCE

NOTICE:  The following contract clauses pertinent to this SECTION are hereby incorporated by reference:

I.              FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

FAR 52.204-7	Central Contractor Registration (Jul 2006)
FAR 52.204-9	Personal Identity Verification of Contractor Personnel (Nov 2006)
FAR 52.211-15	Defense Priority and Allocation Requirements (Sep 1990)
FAR 52.212-4	Contract Terms and Conditions- Commercial Items (Sep 2005)
FAR 52.216-18	Ordering (Oct 1995) Insert: Fill-in Paragraph (a): “Contract Award date”, “December 31, 2011”
FAR 52.216-19	Order Limitations (Oct 1995) Insert: fill-in paragraph (a) “$10,000”; paragraph (b)(1) “$5,000,000”; paragraph (b)(2) “$5,000,000”; paragraph (b)(3) “30”; paragraph (d) “7”
FAR 52.216-22	Indefinite Quantity (Oct 1995) Insert: fill-in paragraph (d) “180 days after launch of the final mission authorized under this contract”
FAR 52.217-8	Option to Extend Services (Nov 1999) Insert: fill-in “the last 6 months of the current period of performance”
FAR 52.247-34	F.O.B. Destination (Nov 1991)

II.            NASA FAR SUPPLEMENT (48 CFR CHAPTER 18) CLAUSES:

NFS 1852.215-84

Ombudsman, Alternate I (Oct 2003) Insert[Fill in: Insert “James E. Hattaway Jr., Kennedy Space Center, Code AA-B, Kennedy Space Center FL 32899, telephone number 321-867-7246, fax 321-867-8807, email James.E.Hattaway@nasa.gov. “]

NFS 1852.203-70	Display of Inspector General Hotline Posters (Jun 2001)
NFS 1852.219-75	Small Business Subcontracting Reporting (May 1999)
NFS 1852.219-76	NASA 8 Percent Goal (Jul 1997)
NFS 1852.225-70	Export Licenses (Feb 2000)
NFS 1852.228-75	Minimum Insurance Coverage (Oct 1988)
NFS 1852.237-73	Release of Sensitive Information (Jun 2005)

ARTICLE I-2                        52.212-5  CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS – COMMERCIAL ITEMS.

 (a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1) 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

(2) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Pub. L. 108-77, 108-78)

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

☒ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sept 2006), with Alternate I (Oct 1995) (41 U.S.C. 253g and 10 U.S.C. 2402).

☐ (2) 52.219-3, Notice of Total HUBZone Set-Aside (Jan 1999) (15 U.S.C. 657a).

☐ (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (JULY 2005) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

☐ (4) [Reserved]

☐ (5)(i)  52.219-6, Notice of Total Small Business Set-Aside (June 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (Oct 1995) of 52.219-6.

☐ (iii) Alternate II (Mar 2004) of 52.219-6.

☐ (6)(i)  52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (Oct 1995) of 52.219-7.

☐ (iii) Alternate II (Mar 2004) of 52.219-7.

☒ (7) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)).

☒ (8)(i)  52.219-9, Small Business Subcontracting Plan (Sept 2006) (15 U.S.C. 637(d)(4).

☐ (ii) Alternate I (Oct 2001) of 52.219-9.

☒ (iii) Alternate II (Oct 2001) of 52.219-9.

☐ (9) 52.219-14, Limitations on Subcontracting (Dec 1996) (15 U.S.C. 637(a)(14)).

☐ (10)(i)  52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (SEPT 2005) (10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).

☐ (ii) Alternate I (June 2003) of 52.219-23.

☐ (11) 52.219-25, Small Disadvantaged Business Participation Program—Disadvantaged Status and Reporting (Oct 1999) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐ (12) 52.219-26, Small Disadvantaged Business Participation Program—Incentive Subcontracting (Oct 2000) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐ (13) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set-Aside (May 2004).

☒ (14) 52.222-3, Convict Labor (June 2003) (E.O. 11755).

☐ (15) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Jan 2006) (E.O. 13126).

☐ (16) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).

☒ (17) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).

☒ (18) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).

☒ (19) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998) (29 U.S.C. 793).

☒ (20) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).

☐ (21) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).

☐ (22)(i)  52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (Aug 2000) (42 U.S.C. 6962(c)(3)(A)(ii)).

☐ (ii) Alternate I (Aug 2000) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)).

☐ (23) 52.225-1, Buy American Act—Supplies (June 2003) (41 U.S.C. 10a-10d).

(24)(i) 52.225-3, Buy American Act—Free Trade Agreements—Israeli Trade Act (Nov 2006) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L 108-77, 108-78, 108-286, 109-53 and 109-169).

☐ (ii) Alternate I (Jan 2004) of 52.225-3.

☐ (iii) Alternate II (Jan 2004) of 52.225-3.

☐ (25) 52.225-5, Trade Agreements (Nov 2006) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

☒ (26) 52.225-13, Restrictions on Certain Foreign Purchases (Feb 2006) (E.o.s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

☐ (27) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (42 U.S.C. 5150).

☐ (28) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (42 U.S.C. 5150).

☐ (29) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

☐ (30) 52.232-30, Installment Payments for Commercial Items (Oct 1995) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

☐ (31) 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration (Oct 2003) (31 U.S.C. 3332).

☒ (32) 52.232-34, Payment by Electronic Funds Transfer—Other than Central Contractor Registration (May 1999) (31 U.S.C. 3332).

☐ (33) 52.232-36, Payment by Third Party (May 1999) (31 U.S.C. 3332).

☐ (34) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).

☐ (35)(i)  52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631).

☐ (ii) Alternate I (Apr 2003) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

☒ (1) 52.222-41, Service Contract Act of 1965, as Amended (July 2005) (41 U.S.C. 351, et seq.).

☒ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.). Insert fill-in: 23380 Ground Support Equipment Mechanic, $22.11; 30083 Engineering Technician III, $21.06; 01312 Secretary II, $17.65.

☒ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Multiple Year and Option Contracts) (Nov 2006) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Feb 2002) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

(d)  Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in paragraphs (i) through (vii) of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $550,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).

(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).

(iv) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998) (29 U.S.C. 793).

(v) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).

(vi) 52.222-41, Service Contract Act of 1965, as Amended (July 2005), flow down required for all subcontracts subject to the Service Contract Act of 1965 (41 U.S.C. 351, et seq.).

(vii) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

ARTICLE I-3                        FAR 52.252-2  CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text.  Upon request, the Contracting Officer will make their full text available.  Also, the full text of a clause may be accessed electronically at this/these address(es):

http://www.arnet.gov/far/

http://www.hq.nasa.gov/office/procurement/regs/nfstoc.htm

(End of clause)

[END OF SECTION]

SECTION J - LIST OF ATTACHMENTS

ARTICLE J-1       ATTACHMENTS

The following attachments constitute part of this contract:

Attachment	Description	Number of Pages

A	Statement of Work	19

B	Documentation Requirements List	5

C	Acronyms and Abbreviations	6

D	Definitions	3

E	Applicable Documents List	2

F	Safety and Health Plan	TBD

G	Subcontracting Plan	TBD